UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 19, 2011

Minn-Dak Farmers Cooperative

(Exact name of Registrant as Specified in its Charter)

North Dakota

(State Or Other Jurisdiction Of Incorporation)

33-94644	23-7222188
(Commission File Number)	(I.R.S. Employer Identification No.)

7525 Red River Road Wahpeton, ND	58075
(Address Of Principal Executive Offices)	(Zip Code)

(701) 642-8411

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 28, 2011, Minn-Dak Farmers Cooperative (the “Company”) and David H. Roche, the Company’s Chief Executive Officer, executed a renewal agreement (the “Renewal”) to his existing Amended and Restated Employment Agreement with the Company dated August 27, 2009 (the “Employment Agreement”).

Under the terms of the Renewal, the term of the Employment Agreement was extended for an additional one-year period to August 31, 2012 and Mr. Roche’s annual base salary was increased to $375,300.00 for the one one-year period ended August 31, 2012. The Renewal also operated as an amendment to Section 4 A. of the Employment Agreement, which deals with the determination of the Compensation. No other provisions of the Employment Agreement were changed.

The above summaries of the Renewal and the Employment Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the respective texts of the Employment Agreement and the Renewal. The Employment Agreement is included as Exhibit 10(r) to the Company’s Annual Report on Form 10-K for the year ended August 31, 2009 and is incorporated by reference into this Item 5.02. The Renewal will be included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended August 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINN-DAK FARMERS COOPERATIVE

By:	/s/ David H. Roche
David H. Roche President and Chief Executive Officer

Date: August 19, 2011